Exhibit 5.01


                            HARNEY WESTWOOD & RIEGELS
                                ATTORNEYS AT LAW
                                  [Letterhead]

                               ____________, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:      HI Q WASON, INC.
                           REGISTRATION STATEMENT ON FORM F-1
                           REGISTRATION NO.  333-78899

Ladies and Gentlemen:

     As special British Virgin Islands counsel to Hi Q Wason, Inc., a British Virgin Islands corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company of warrants (the "Warrants") to purchase 110,000 shares of the Company's no par value common stock ("Common Stock"), 1,265,000 shares of Common Stock including 165,000 shares subject to an over-allotment option and an additional 110,000 shares of Common Stock underlying the Warrants (collectively, the "Shares") and the proposed issuance and sale of the Warrants and Shares under the above-referenced registration statement.

     We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination and subject to the completion of all conditions to closing provided under the relevant underwriting agreement, and subject to such other limitations hereinabove provided, we are of the opinion that the Shares are validly authorized shares of Common Stock, and when issued, will be legally issued, fully paid and nonassessable, and that the Warrants are validly authorized Warrants to purchase shares of Common Stock and when issued will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of the foregoing opinion as an Exhibit to the above-referenced registration statement to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the use of our name in such registration statement and in the related Prospectus under the heading "Legal Matters."

                                     Sincerely,

                                     /s/  Harney Westwood & Riegels
                                     -------------------------------------------
                                     HARNEY WESTWOOD & RIEGELS